UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of the Securities Exchange Act of 1934

July 8, 2005

Date of report (Date of earliest event reported)

ASCONI CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-23712	91-1395124
(State of Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification)

2200 Winter Springs Blvd, Suite 106 #130, Oviedo, Florida 32765

(Address of principal executive offices, including zip code)

(407) 245 7379

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 8, 2005, Mr. Constantin Jitaru resigned as the Chairman of the Board of Directors (the “Board”) and as the President and Chief Executive Officer of Asconi Corporation, a Nevada corporation (the “Company”). Mr. Jitaru’s resignation was for personal reasons. Also, Mr. Anatolie Sirbu resigned as the Treasurer and Secretary of the Board and as the Chief Executive Officer of the Company effective as of the same date. Mr. Sirbu’s resignation was also for personal reasons.

Each of Messrs. Jitaru and Sirbu will continue as officers of the Company’s Asconi SRL subsidiary and will continue in their operational positions in the company’s wine producing operations in Moldova

On July 8, 2005, the Board appointed (i) Mr. Nicolae Sterbets to serve as the Chairman of the Board and as the President and Chief Executive Officer of the Company effective immediately and (ii) Ms. Tatiana Radu to serve as the Interim Chief Financial Officer of the Company until a suitable candidate is identified and appointed on a permanent basis. Ms. Radu’s appointment was also effective immediately.

Mr. Sterbets and Ms. Radu are Board members. Their respective biographical and background information is as follows:

Nicolae Sterbets has served as a director since July 2003 and has been the General Manager of S.A. Vitis Hincesti since 1988. Mr. Sterbets oversees the operations of all 6 locations of the Company’s subsidiary. Previously, Mr. Sterbets was Deputy Director of Modvinprom Agroindustrial Association, a private Moldovan entity in Hincest, between 1981 and 1988. From 1970 to 1981, he worked as a wine technologist and deputy director of Sophiisky winery. Mr. Sterbets was a founder of the Association of Winemakers of Moldova and has served as its president since 1998. Mr. Sterbets received his Bachelor’s Degree in winemaking from the National College of Viticulture and Wine Making in Moldova and his Master’s of Science in winemaking degree form the Moldova Agricultural University.

Tatiana Radu has served as a director since July 2003 and has been the Director of Sales and Marketing of Asconi S.R.L. since January 2001. Her primary responsibilities are direct communication with distributors of Asconi wines worldwide as well as the development and implementation of marketing and sales strategies. From June 1999 until January 2001, Mrs. Radu was the Director of Asconi’s Export-Import Department. From 1993 to 1999, Mrs. Radu was the Sales Manager of Perla. Mrs. Radu earned a Master’s Degree, with honors, from the International Institute of Management, with a major in Management. Mrs. Radu also earned a Master’s Degree, with honors, from the Teachers’ University, where she majored in Fine Arts and Drawing.

There is no arrangement or understanding between the newly appointed officers and any other persons pursuant to which such persons were appointed as discussed above. Nor are there any family relationships among such persons and any executive officers and directors. Further, there are no transactions involving the Company and such persons which transaction would be reportable pursuant to Item 404(a) or (b) of Regulation S-B promulgated under the Securities Act of 1933, as amended.

Subsequent to the foregoing changes, the Board currently consists of five (5) members and four (4) vacancies: Nicolae Sterbets, Tatiana Radu, Nurlan Arimov, Anatolyi Krupskyi and Andrei Gani. The Audit Committee consists of two (2) members, including Nurlan Arimov and Anatolyi Krupskii.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asconi Corporation

Date: July 8, 2005	By:	/s/ Nicolae Shterbets
Nicolae Shterbets
President and CEO